LOAN AGREEMENT


          LOAN AGREEMENT dated as of January 27, 1994 between Orion Home Entertainment Corporation, a Delaware corporation (hereinafter referred to as "Orion") and MetProductions, Inc., a Delaware corporation (hereinafter referred to as "MetProductions").


                   W I T N E S S E T H :

          WHEREAS, Orion and Fox Lorber Associates, Inc. d/b/a Fox Lorber Home Video ("FLHV") have entered into that certain Agreement (the "Fox Lorber Agreement") dated as of November 1, 1993 with respect to provision of administrative services in connection with FLHV product and the acquisition of full length theatrical motion pictures ("Acquisition Fund Product"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Fox Lorber Agreement.

          WHEREAS, as part of the consideration for the provision of administrative services under the Fox Lorber
Agreement, Orion has agreed to provide to Fox Lorber the amount of the Acquisition Fund and, Orion has requested and MetProductions has agreed to lend to Orion the sum of up to Eight Hundred Thousand and 00/100 ($800,000.00)
Dollars in order to provide to FLHV the Acquisition Fund.

          NOW, THEREFORE, in consideration of the promises and of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:


          1.   THE LOAN.

               1.1  Loan.  Subject to the terms and
conditions set forth herein, upon the execution hereof, MetProductions shall loan to Orion up to the principal sum of Eight Hundred Thousand and 00/100 ($800,000.00) Dollars
(the "Loan"). Such Loan shall be made in several payments as directed by Orion.

               1.2  Note.  The Loan shall be evidenced by a
promissory note of Orion in the principal amount of Eight Hundred Thousand and 00/100 ($800,000.00) Dollars and in the form attached hereto as Exhibit B. Each payment made by MetProductions pursuant to Section 1.1 shall be reflected in Exhibit 1 to the Promissory Note.

               1.3  Payments Generally.  All payments of
principal and interest, or any other amount payable

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                                                           2

hereunder, shall be made to MetProductions at its address set forth under its name on the signature page hereof in immediately available funds by wire transfer in accordance with the instructions set forth on the signature page hereto. Upon payment in full of the Loan hereunder, MetProductions will surrender to Orion such Note duly marked cancelled and terminate any security interest. Orion may prepay, in whole or in part, without premium or penalty the principal amount of the Loan and any accrued interest on the Loan at any time notwithstanding the accounting terms set forth in Section 1.5.3 below.

               1.4  Interest.  Orion will pay interest on
the principal amount of the Loan from the date of such loan until the Loan is paid in full hereunder, at a rate per annum equal to Ten Percent (10%). Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

               1.5  Repayment of Loan.  The Loan and all
accrued interest thereon shall be payable as follows:

                    1.5.1  First, Orion shall remit to
MetProductions that portion of the Acquisition Fund actually recouped by Orion pursuant to the terms of the Fox Lorber Agreement until all accrued interest on the Loan has been repaid. The Loan shall be nonrecourse to Orion and shall be payable solely as set forth in this section 1.5.

                    1.5.2  Second, the Gross Receipts which
Orion is entitled to of the FLHV Product (less any expenses incurred by Orion in connection with provision of administrative services in connection with the FLHV Product] shall be paid to MetProductions up to an amount equal to the amount loaned to Orion pursuant to Section 1.1 hereof.

                    1.5.3  Orion shall furnish to
MetProductions quarterly accounting statements with respect to each picture acquired by FLHV in connection with the Acquisition Fund. Notwithstanding the foregoing, no accountings shall be required after all amounts due hereunder have been paid to MetProductions.


          2.   SECURITY.

               2.1  Security.  As security for the punctual
payment in full of the Loan and all accrued interest thereon, and other amounts payable hereunder or any other agreement or by operation of law or otherwise, relating to the transactions described herein, Orion hereby grants to MetProductions a first priority lien on and security interest in all of Orion's right, title and interest in the

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                                                           3

Fox Lorber Agreement but only to the extent necessary to secure MetProductions' right to receive payments under this Agreement (the "Collateral"). The security interest hereby created shall attach immediately on the execution of this Agreement by MetProductions and Orion. Concurrently with the execution of this Agreement (or within a reasonable time thereafter), the parties hereto shall execute and file the Mortgage of Copyright and Security Agreement (the "Security Agreement") attached hereto as Exhibit C and any UCC Financing Statement(s) required to perfect the security interest created by this Agreement and the Security Agreement.


          3.   EVENTS OF DEFAULT.

               3.1  Each of the following shall constitute
an Event of Default:

                    (a)  the failure of Orion to pay
MetProductions in accordance with Section 1.5 hereof within three (3) business days after notice from MetProductions that such amount is due.

                    (b)  the filing by Orion of a voluntary
petition for relief under any federal or state bankruptcy or insolvency law, or the commencement by Orion of any other voluntary proceeding or other action, proceeding or other action in bankruptcy, or the filing of any involuntary petition against Orion under any federal or state bankruptcy law.

               3.2  If any Event of Default shall occur,
MetProductions may, at its sole option and without notice, declare the entire principal amount of the loan to Orion to be due and payable in accordance with the terms and conditions of this Agreement and the Note.

               3.3  If any Event of Default shall occur,
MetProductions shall be entitled to exercise all of the rights, powers and remedies permitted by law, including without limitation, all rights and remedies of a secured party of a debtor in default under the Uniform Commercial
Code in effect in the State of New York for the protection and enforcement of its rights in respect of the Collateral.

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                                                           4

          4.   REPRESENTATIONS AND WARRANTIES OF ORION.

          Orion hereby represents and warrants to
MetProductions that:

               4.1  Orion has the right to enter into this
Agreement and to grant and assign to MetProductions its interest in the FLHV Acquisition Product and the Gross
Receipts.

               4.2  The execution, delivery and performance
of this Agreement have been duly authorized by all necessary action of Orion and do not and will not contravene or conflict with any corporate or fiduciary obligation Orion has to its shareholders, including but not limited to the terms or provisions of Orion's By-Laws or Restated Certificate of Incorporation. This Agreement constitutes the legally valid and binding obligations of Orion and is enforceable against Orion in accordance with its terms.

               4.3  The execution, delivery and performance
of this Agreement will not result in a breach of or constitute (with due notice or lapse of time or both) a default under any agreement, undertaking or other instrument to which Orion is a party or by which it may be bound or affected.

               4.4  To the best of Orion's knowledge and
except as disclosed in Orion's Annual Report on Form 10-K for the fiscal year ended February 28, 1992, and those quarterly reports on Form 10-Q filed up to and including the date hereof, there is no action, suit or proceeding pending or threatened against or affecting Orion or the motion picture subject to this Agreement which, if adversely determined, would materially affect Orion's ability to perform this Agreement.

               4.5  Orion agrees to use its reasonable
commercial efforts, consistent with good business practices, in providing administrative services in connection with FLHV Product and causing the sale of Acquisition Fund Product as herein provided.

               4.6  Orion agrees to provide MetProductions
with statements of the Gross Receipts and funds advanced to FLHV in connection with the Acquisition Fund Product on a reasonable basis.

               4.7  Orion agrees to maintain records
pertaining to the provision of administrative services of FLHV Product and the funds advanced to FLHV pursuant to the Fox Lorber Agreement. MetProductions shall have the right

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                                                           5

upon reasonable notice to Orion to inspect such records until repayment of the Note in full.


          5.   ACKNOWLEDGMENT OF METPRODUCTIONS.

               5.1  MetProductions acknowledges and agrees
that Orion makes no representation, warranty, guarantee or agreement as to the amount of the Gross Receipts of the FLHV Product which may be derived from the exploitation thereof, nor does Orion guarantee the performance by any distributor, sub-distributor and/or agent of any contract for the exhibition of the Acquisition Fund Product or the FLHV Product.

               5.2  Orion shall have the right to select
sub-distributors and/or agents upon such terms and conditions as Orion may determine, consistent with its past business practices and with the customs and practices of the home video industry in general, in connection with the exploitation of the FLHV Product and Acquisition Fund Product.


          6.   INDEMNIFICATION.

               6.1  Orion agrees, at its own expense, to
defend, indemnify and hold MetProductions, its affiliates, its assignees and licensees, harmless from and against any and all loss, damage, liability and expense (including without limitation, reasonable attorneys' fees and costs) which may be suffered or incurred by MetProductions, its assignees or licensees, as the result of (i) any material breach or default of any of the representations, warranties, covenants or agreements made by Orion hereunder, (ii) any material breach or default of any agreement whatsoever entered into by Orion in connection with the provision of administrative services and the advance of the Acquisition Fund both pursuant to the terms of the Fox Lorber Agreement or (iii) any claim arising out of, or related to, the exploitation of the Acquisition Fund Product or the FLHV Product.


          7.   MISCELLANEOUS

               7.1  This Agreement shall be construed and
interpreted under the laws of the State of New York governing agreements which are wholly executed and performed therein.

               7.2  Wherever provision is made in this
Agreement for the giving of any notice, such notice shall be

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                                                           6

in writing and shall be deemed to have been duly given if mailed by first class United States mail, postage prepaid, addressed to the party entitled to receive the same or delivered personally to such party at the address specified below or by facsimile (receipt confirmed) to such party:

          If to MetProductions to:

               c/o Metromedia Company
               One Meadowlands Plaza
               East Rutherford, New Jersey 07073
               Attention:  General Counsel
               Telecopy No.:  (201) 804-6685

          If to Orion:

               Orion Home Entertainment Corporation
               c/o Orion Pictures Corporation
               1888 Century Park East
               Los Angeles, California 90067
               Attention:  General Counsel
               Telecopy No.:  (310) 282-9902

or to such other address as either party hereto shall have last designated by notice to the other party. Notice shall be deemed to have been given three days following the date on which such notice was so mailed or on the date such notice was delivered personally or by facsimile.

               7.3 This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               7.4  Each party shall execute and deliver to
the other party from time to time all such other agreements, instruments and other documents (including without limitation all requested financing and continuation statements) and do all such other and further acts and things as the requesting party may reasonably request in order further to evidence or carry out the intent of this Agreement.

               7.5  This Agreement represents the entire
agreement between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, understandings or agreement, oral or written, between the parties, with respect to the subject matter hereof.

               7.6 If any inconsistencies between the terms and conditions of this Agreement and the Fox Lorber

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                                                           7

Agreement, the terms and conditions of the Fox Lorber
Agreement shall govern.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              MetProductions, Inc.



                               By: /s/ Arnold L. Wadler
                                       Arnold L. Wadler,
                                       Senior Vice President


                              Orion Home Entertainment
                              Corporation



                              By:  /s/ Leonard White
                                       Leonard White, President

                                               EXHIBIT B



                       PROMISSORY NOTE


$800,000.00                             New York, New York
                                        January 27, 1994


          FOR VALUE RECEIVED, Orion Home Entertainment
Corporation, a Delaware corporation ("Borrower"), promises to pay to the order of MetProductions, Inc. ("Lender") or its assigns, up to the principal sum of $800,000.00 in accordance with the terms of the Loan Agreement between Borrower and Lender of even date herewith (the "Loan
Agreement"); together with accrued interest on the unpaid principal balance from the date herewith at the annual rate of Ten (10%) percent. All payments of principal and interest shall be made at Lender's offices located at One
Meadowlands Plaza, East Rutherford, New Jersey 07073-2137,
Attention: Accounting Department, or at such other address provided to Borrower, in writing, from time to time by the holder of this Note.

          All capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement.

          If any Event of Default specified in the Loan
Agreement shall occur, then the holder of this Note can declare the entire unpaid principal amount of this Note, together with interest accrued thereon, to be immediately due and payable and such holder will have all of the rights and remedies set forth in the Loan Agreement.

          Borrower hereby waives presentment, demand for payment, notice of default, dishonor or nonpayment, protest and notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

          This Note shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of laws principles thereof.

          IN WITNESS WHEREOF, Borrower has executed and delivered this Note on the 27th day of January, 1994.


ATTEST:                       Orion Home Entertainment
                              Corporation, a Delaware corporation


  /s/  John W. Hester         By: /s/ Leonard White
        Secretary                     Leonard White, President

                        EXHIBIT 1 TO
                       PROMISSORY NOTE



Date                Amount                     Authorization

                                             EXHIBIT C


                     SECURITY AGREEMENT


          THIS SECURITY AGREEMENT (this "Security
Agreement") is made and entered into as of January 27, 1994 between Orion Home Entertainment Corporation, a Delaware corporation, (the "Debtor") with offices located at 1888
Century Park East, Los Angeles, California 90067 and
MetProductions, Inc., a Delaware corporation (the "Secured
Party") with offices of c/o Metromedia Company, One
Meadowlands Plaza, East Rutherford, New Jersey 07073.


                      R E C I T A L S:


          WHEREAS, pursuant to that certain Agreement dated as of November 1, 1993 between Orion Home Entertainment Corporation and Fox Lorber Associates, Inc. d/b/a Fox Lorber Home Video ("FLHV") (the "Fox Lorber Agreement"), Debtor has agreed to perform certain administrative services for FLHV and has acquired certain rights in and to the Gross Receipts of all FLHV Product (as defined in the Fox Lorber Agreement).

          WHEREAS, MetProductions and Debtor have entered into a Loan Agreement of even date herewith (the "Loan Agreement"). Pursuant to the Loan Agreement, MetProductions has agreed to loan (the "Loan") to Debtor the amount of the Acquisition Fund (as defined in the Fox Lorber Agreement) in connection with the acquisition by FLHV of full-length feature films ("Acquisition Fund Product") or other programming to be mutually agreed to between Debtor and FLHV; and

          WHEREAS, Debtor has agreed to assign to
MetProductions its right, title and interest in and to the Gross Receipts and the Acquisition Fund Product as security for repayment of the Loan.

          Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Fox
Lorber Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the parties hereto agree as follows:

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                                                           2


          1.   GRANT OF SECURITY INTEREST.

               (a)  Grant.  Debtor hereby mortgages,
hypothecates, grants and assigns to Secured Party as security for the Secured Obligations and Rights (as such term is defined in subparagraph 1(b) below) a continuing first priority security interest in and to all of Debtor's right, title, and interest of every kind and nature in and to (but none of Debtor's obligations with respect to) all of the items listed in subparagraph 1(c) below, which items are hereinafter collectively referred to as the "Collateral." Notwithstanding anything to the contrary contained herein, except for the security interest granted hereby and pursuant to the Copyright Mortgages and Assignments referred to in subparagraph 1(f) below and the Secured Party's rights and remedies with respect to such security interests, this Security Agreement is not intended to and does not grant to Secured Party any greater exploitation rights in the Acquisition Fund Product and the FLHV Product than granted to Debtor by FLHV pursuant to the Fox Lorber Agreement.

               (b) Purpose of Grant. The security interest in the Collateral granted to the Secured Party pursuant hereto and pursuant to the Copyright Mortgages and Assignments is being granted to secure the Secured Obligations and Rights. The term "Secured Obligations and Rights" shall mean and include (i) the full and timely payment and performance by Debtor when due of all of Debtor's agreements, representations, warranties and covenants, hereunder and under the Loan Agreement (collectively, the "Debtor Obligations"), and (ii) the continuing right of the Secured Party in accordance with all of the terms of the Loan Agreement to exercise all of the rights of the Secured Party under the Loan Agreement (collectively, the "Secured Party's Rights") including, without limitation, the rights of the Secured Party to
(i) exploit the Acquisition Fund Product pursuant to the terms of the Fox Lorber Agreement, (ii) recoup all sums loaned by Debtor to Fox Lorber in connection with the Acquisition Fund Product and the FLHV Product,
(iii) receive, retain and own all Gross Proceeds or other sums derived from or in connection with the exploitation of the Acquisition Fund Product and the FLHV Product, subject to the terms and conditions of the Fox Lorber Agreement,
(iv) exercise the Secured Party's right of access to and use of all Physical Properties (as herein defined), and
(v) enjoy the full exercise and quiet enjoyment of all rights in connection with the Acquisition Fund Product and the FLHV Product provided for in the Fox Lorber Agreement.

               (c)  Collateral.  The term "Collateral," as
used herein shall mean all (except as otherwise provided in subparagraphs (iv) through (vii) below where the Secured

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                                                           3

Party's security interest in the applicable items of Collateral is a non-exclusive interest in Debtor's interest in the applicable items of Collateral) of Debtor's right, title and interest of every kind and nature in and to the following items, whether now owned or in existence or hereafter made, acquired or created and all product and proceeds thereof:

                    (i)  All of the Debtor's rights under
the Fox Lorber Agreement including without limitation all rights in connection with the Acquisition Fund Product and FLHV Product granted to Debtor pursuant to the Fox Lorber
Agreement;

                   (ii)  All proceeds and product of the
rights (including without limitation all rights in the Acquisition Fund Product and the FLHV Product) granted to Debtor under the Fox Lorber Agreement, including without limitation, all accounts, contract rights, chattel paper, documents, general intangibles and instruments (as defined under the California Uniform Commercial Code) and all money and claims for money (whether or not such claims to money have been earned by performance) derived from or arising out of such rights;

                  (iii)  All of Debtor's rights to receive
any sums of money under or in connection with the Fox Lorber
Agreement;

                   (iv)  The nonexclusive right to all
common law and statutory domestic and foreign copyrights, rights and interests in copyrights and renewals and extensions of copyrights, in or relating to the Acquisition Fund Product (collectively, the "Copyrights"), to the extent that the Copyrights pertain to and are necessary for the Secured Party's exploitation of the rights granted to Debtor in the Fox Lorber Agreement; provided, that to the extent applicable law recognizes the divisibility of copyright and the Debtor's interests in the rights granted under the Fox Lorber Agreement in and to the Acquisition Fund Product are recognized as divisible parts of the copyrights of the Acquisition Fund Product, then in such instances the Secured Party's interest in such divisible parts of the copyrights of the Acquisition Fund Product relating solely to such rights shall be an exclusive security interest;

                    (v)  The non-exclusive right to all
tangible personal property and physical properties of every kind or nature whatsoever of or directly relating to the Acquisition Fund Product (including without limitation all exposed film, developed film, positives, negatives, prints, answer prints, trailers, soundtracks, music and effects tracks, video masters, video and audio recordings, copies of

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                                                           4

all (1) continuity lists, (2) dialogue lists, (3) spotting lists, (4) synchronization licenses, (5) composers agreements, (6) contracts relating to the acquisition and production of the Licensed Programs, (7) cast lists,
(8) still photographs and artwork, (9) press books,
(10) story synopses, (11) credit requirements lists,
(12) posters, (13) advertising and (14) publicity materials) and all versions thereof and all of Debtor's rights of access to the foregoing (collectively, the "Physical Properties");

                   (vi)  The nonexclusive right to all
literary, dramatic, musical and other material created for the Acquisition Fund Product or upon which the Acquisition Fund Product is based or to be based, in whole or in part, or which are used in connection with the Acquisition Fund Product (including without limitation the screenplays and the underlying materials upon which the screenplays are based) and all common law and statutory domestic and foreign copyrights, and rights and interests in copyrights and renewals and extensions of copyrights, in and to said literary, dramatic, musical and other written material (the "Literary Properties");

                  (vii)  The nonexclusive right to all
general intangibles and contract rights in or relating to all agreements and understandings (whether or not evidenced in writing) with third parties relating to the creation, production and acquisition of the Acquisition Fund Product, including without limitation all agreements and under-standings with third parties producing the Acquisition Fund Product or furnishing services and/or rights relating to the development, production, completion, delivery and/or acqui-sition of the Acquisition Fund Product or to any of the Physical Properties, Literary Properties or Copyrights, including, without limitation, all agreements and understandings relating to Debtor's acquisition of the Acquisition Fund Product from third parties.

          Notwithstanding the foregoing, Secured Party's security interest in the Collateral described in subparagraphs (iii) through (vii) above (the "Secondary Collateral") is a nonexclusive (except as provided for in subparagraph (iv)) security interest and is limited to Debtor's right, title and interest in and to such Collateral solely to the extent necessary to assure the delivery of the Acquisition Fund Product to Secured Party and Secured Party's full and complete exercise of the Secured Party's Rights subject to the terms and conditions of the Fox Lorber Agreement.

               (d)  Rights of Secured Party.  With respect
to the security interests hereby granted to Secured Party and granted to the Secured Party pursuant to the Copyright Mortgages and Assignments, Secured Party and any of its successors or assignees shall at all times be entitled to exercise in respect of the Collateral all of the rights, remedies, powers and privileges available to a secured party under all applicable laws, including without limitation, the United States Copyright Act, the New York Uniform Commercial Code in effect at the time which shall be applicable for the purpose of establishing the relative rights of Secured Party and of Debtor, and to those procedures to be followed thereunder in the event this subparagraph 1(d) shall become operative, including the right to sell the Collateral or any portion thereof, and, in addition thereto, to the rights and remedies provided for herein and under the Loan Agreement and to such other rights and remedies as may be provided by law or in equity.

               (e) Exercise of Rights. Secured Party shall not exercise any of its rights hereunder in any manner that would interfere with the production, completion, delivery or exploitation of the FLHV Product or the Acquisition Fund Product (so long as the exploitation of the FLHV Product or the Acquisition Fund Product does not violate the Secured Party's rights). Subject to the immediately preceding sentence, Secured Party or any of its successors or assignees shall be entitled to exercise any or all of the rights granted hereunder with respect to the Collateral in the event Debtor (or any person or entity acting on Debtor's behalf or in its place and stead) (i) rejects or attempts to reject or wrongfully terminates or wrongfully disaffirms the Fox Lorber Agreement, the Loan Agreement or this Security Agreement or (ii) breaches or defaults, in any respect that would substantially prevent, hinder, impair, infringe or delay Secured Party's enjoyment of the Secured Party's Rights, in the payment or performance of any of the Secured Obligations and Rights and fails to remedy such breach or default within 30 days after receipt of written notice thereof from Secured Party if such breach or default is capable of being cured within such time period. If the Debtor shall breach any of its material obligations under the Loan Agreement, the Fox Lorber Agreement or this Security Agreement, the Secured Party, after giving notice of its intention to do so, may take any reasonable action which it may deem necessary for the maintenance, preservation, and protection of any of the Collateral or its security interest therein.

               (f) Further Documents. Debtor hereby agrees to execute and deliver to Secured Party all such financing statements or similar documentation for all jurisdictions designated by Secured Party (collectively, the "Financing Statements"), one or more Copyright Mortgages and Assignments in form and substance reasonably satisfactory to

Secured Party, and such other documents, agreements or instruments as Secured Party shall reasonably request and are reasonably required to better perfect, protect, evidence, renew and/or continue the security interest in the Collateral granted hereunder and/or to effectuate the purposes and intents of this Security Agreement (collec-tively, the "Security Documents"), to file, register and/or record the same under (i) the Uniform Commercial Code, and all other similar applicable laws of the States of California and New York and under the laws of any other jurisdiction where such filing, registration and/or recordation may reasonably be required by Secured Party, and
(ii) the United States Copyright Act. If after the occurrence and during the continuance of any of the events specified in the second sentence of subparagraph 1(e) hereof Debtor fails to execute and deliver to Secured Party any of the Financing Statements, the Copyright Mortgages and Assignments, or any other Security Documents on request of Secured Party, Debtor hereby appoints Secured Party its irrevocable attorney-in-fact to sign any such document for Debtor, and agrees that such appointment constitutes a power coupled with an interest and is irrevocable throughout the Term of the Fox Lorber Agreement, the Loan Agreement and this Security Agreement; provided, however, that Secured Party shall be liable to Debtor and Debtor's successors, licensees and assigns for any damages resulting from inaccuracy or failure to conform to this Agreement in any Financing Statement, Copyright Mortgage and Assignment or other Security Document so signed by Secured Party as Debtor's attorney-in-fact. Debtor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Debtor where permitted by law. A carbon, photographic or other reproduction of this Security Agreement or any part thereof shall be sufficient as a financing statement where permitted by law.

               (g) Term of Security Interest. The security interest created hereunder and under the Copyright Mortgages and Assignments shall commence as of the date of this Security Agreement and shall terminate upon the expiration of the Term of Secured Party's rights under the Loan Agreement, at which time Secured Party, on Debtor's request and without further consideration, shall execute and deliver to Debtor termination statements releasing and terminating the Financing Statements, the Copyright Mortgages and Assignments, and the other Security Documents, all without recourse upon or warranty by Secured Party and with filing thereof at the sole cost and expense of Debtor.

               (h)  Priority of Security Interest.  The
security interest by Secured Party in and to the Collateral shall be a first priority security interest.

               (i)  Continuing Security Interest.  This
Security Agreement shall create a continuing security interest in the Collateral and shall (a) be binding upon the Debtor, its successors and assigns and (b) inure to the benefit of the Secured Party and its successors, transferees and assigns.


          2.   DEBTOR'S WARRANTIES AND REPRESENTATIONS
               AND AGREEMENTS.

          Debtor confirms, warrants and represents to Secured Party as follows, which such confirmations, representations and warranties shall be deemed to be continuing until the termination of the Secured Party's security interest hereunder: (a) Debtor has the right to enter into this Security Agreement and execute and deliver to Secured Party the Financing Statements, the Copyright Mortgage and Assignment, and the other Security Documents, and (b) Debtor has not and will not grant or permit to exist on all or any portion of the Collateral any lien, security interest or encumbrance (other than the security interest granted by Debtor to Secured Party hereunder), which does or may in any way conflict or interfere with or have priority over the security interest herein granted by Debtor to Secured Party; provided however that in no event may Debtor grant or permit to exist on all or any portion of the Collateral described in subparagraphs 1(c)(i) through
(iii) any lien, encumbrance or security interest, and (c) no agreements, understandings or other arrangements have been or will be made or entered into by Debtor which do or may in any way conflict or interfere with the full, complete and unfettered exercise by Secured Party of the Secured Party's Rights or any other rights granted by Debtor to Secured Party in this Security Agreement or any of the other Security Documents or in the Loan Agreement. Debtor will not sell, offer to sell, hypothecate or otherwise dispose of any Collateral (including proceeds) subject hereto, or any part thereof or interest therein, except subject to the security interest granted to Secured Party hereunder.


          3. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" hereunder.

               (a)  failure of Debtor to perform its
obligations under the Loan Agreement;

               (b) any material default by Debtor under the Loan Agreement or the Fox Lorber Agreement;

               (c)  any person shall levy on, seize, or
attach the Collateral;

               (d)  any person, including without
limitation, Debtor interferes with Secured Party's quiet enjoyment of Secured Party's rights as a secured party hereunder;

               (e)  bankruptcy.


          4. GOVERNING LAW. This Security Agreement and the other Security Documents shall be governed by the laws of the State of New York applicable to agreements wholly executed and performed therein, and without giving effect to the principles of conflict or choice of laws thereof.


          5.   ANY LEGAL ACTION.  All of the parties hereto
(a) agree that any legal suit, action or proceeding arising out of or relating to this Agreement may be instituted in a State or Federal court in the City of New York, State of New York, (b) waive any objection which they may have now or hereafter to the County of New York as the venue of any such suit, action or proceeding, and (c) irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, or any court of the State of New York located in the City of New York in any such suit, action or proceeding and any summons, order to show cause, writ, judgment, decree, or other process with respect to any such suit, action or proceeding may be delivered to Debtor personally outside the State of New York, and when so delivered, Debtor shall be subject to the jurisdiction of such court, and amenable to the process so delivered as though the same had been served within the State of New York, but outside the county in which such suit, action or proceeding is pending.


          6. NOTICES. All notices or other documents which any party shall be required or shall desire to give to the other hereunder shall be given in the manner provided for in the Loan Agreement.


          7. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          By signing in the spaces provided below, the parties hereto have agreed to all of the terms and conditions of this Security Agreement.


                              DEBTOR:

                              Orion Home Entertainment Corporation


                              By: /s/ Leonard White
                                      Leonard White, President



                              SECURED PARTY:

                              MetProductions, Inc.


                              By: /s/ Arnold L. Wadler
                                      Arnold L. Wadler,
                                      Senior Vice President


CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California       )                              --OPTIONAL SECTION--
                          )                              CAPACITY CLAIMED BY SIGNER
County of Los Angeles     )                              Though statute does not
                                                         require the Notary to fill
On 8/2/83 before me, Wanda Clark, Notary Public     ,    in the date below, doing so
    date              Name, Title of Officer -           may prove invaluable to
                      e.g., "Jane Doe, Notary Public"    persons relying on the
                                                         document.
personally appeared  Leonard White
                     Name(s) of Signer(s)                __ Individual
                                                         __ Corporate Officer (s)
 X personally known to me -- OR --
   proved to me on the basis of satisfactory evidence              Title (s)
      to be the person whose name is subscribed to       __ Partner(s)   __ Limited
      the within instrument and acknowledged to me                       __ General
      that he executed the same in his authorized        __ Attorney-in-Fact
      capacity, and that by his signature on the         __ Trustee(s)
      instrument the person, or the entity upon          __ Guardian/Conservator
      behalf of which the person acted, executed the     __ Other:
      instrument.

WITNESS my hand and official seal.
                                                         SIGNER IS REPRESENTING:
                                                         Name of Person(s) or
                                                         Entity(ies)

                  Signature of Notary


THIS CERTIFICATE MUST BE ATTACHED TO       TITLE OR TYPE OF DOCUMENT    Security Agreement
THE DOCUMENT DESCRIBED AT RIGHT:
                                           NUMBER OF PAGES     8            DATE OF DOCUMENT      1-93

Though the date requested here is not required by law, it could prevent fraudulent reattachmentSIGNER(S) OTHER THAN NAMED ABOVE of this form.



CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California       )                              --OPTIONAL SECTION--
                          )                              CAPACITY CLAIMED BY SIGNER
County of Los Angeles     )                              Though statute does not
                                                         require the Notary to fill
On 1/25/94 before me, Wanda Clark, Notary Public     ,   in the date below, doing so
    date              Name, Title of Officer -           may prove invaluable to
                      e.g., "Jane Doe, Notary Public"    persons relying on the
                                                         document.
personally appeared  Leonard White
                     Name(s) of Signer(s)                __ Individual
                                                         __ Corporate Officer (s)
 X personally known to me -- OR --
   proved to me on the basis of satisfactory evidence              Title (s)
      to be the person whose name is subscribed to       __ Partner(s)   __ Limited
      the within instrument and acknowledged to me                       __ General
      that he executed the same in his authorized        __ Attorney-in-Fact
      capacity, and that by his signature on the         __ Trustee(s)
      instrument the person, or the entity upon          __ Guardian/Conservator
      behalf of which the person acted, executed the     __ Other:
      instrument.

WITNESS my hand and official seal.
                                                         SIGNER IS REPRESENTING:
                                                         Name of Person(s) or
                                                         Entity(ies)

                  Signature of Notary


THIS CERTIFICATE MUST BE ATTACHED TO       TITLE OR TYPE OF DOCUMENT    Security Agreement
THE DOCUMENT DESCRIBED AT RIGHT:
                                           NUMBER OF PAGES     8            DATE OF DOCUMENT      1-93

Though the date requested here is not required by law, it could prevent fraudulent reattachment SIGNER(S) OTHER THAN NAMED ABOVE of this form.
